As filed with the Securities and Exchange Commission on February 9, 2010

                                                    Registration No. 333-161931

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                      PRE-EFFECTIVE AMENDMENT NO. 3 TO THE

                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       Harvard Illinois Bancorp, Inc. and
                        Harvard Savings Bank 401(k) Plan
             (Exact Name of Registrant as Specified in Its Charter)

     Maryland                                6712              Being applied for
(State or Other Jurisdiction (Primary Standard Industrial (I.R.S. Employer of Incorporation or Organization) Classification Code Identification Number)
                                   Number)

                              58 North Ayer Street
                             Harvard, Illinois 60033
                                 (815) 943-5261
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                          Mr. Duffield J. Seyller, III
                      President and Chief Executive Officer
                              58 North Ayer Street
                             Harvard, Illinois 60033
                                 (815) 943-5261
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                               Agent for Service)

                                   Copies to:
                              Kip A. Weissman, Esq.
                            Robert B. Pomerenk, Esq.
                       Luse Gorman Pomerenk & Schick, P.C.
                     5335 Wisconsin Avenue, N.W., Suite 780
                             Washington, D.C. 20015
                                 (202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: :

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ?

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ?

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ?

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

          Large accelerated filer   [ ]              Accelerated filer   [ ]
            Non-accelerated filer   [ ]          Smaller reporting company   [x]
            (Do not check if a smaller reporting company)
                         CALCULATION OF REGISTRATION FEE

====================================== ==================== ======================= ======================== ===============

                                                               Proposed maximum        Proposed maximum        Amount of
       Title of each class of             Amount to be        offering price per      aggregate offering      registration
     securities to be registered           registered               share                    price                fee
-------------------------------------- -------------------- ----------------------- ------------------------ ---------------

Common  Stock,$0.01  par  value per
  share                                 1,256,375 shares            $10.00              $12,563,750 (1)          $701*
-------------------------------------- -------------------- ----------------------- ------------------------ ---------------

Participation interests                     87,035(2)                                                             (2)
====================================== ==================== ======================= ======================== ===============

*    Previously Paid.
(1)  Estimated solely for the purpose of calculating the registration fee.
(2) The securities of Harvard Illinois Bancorp, Inc. to be purchased by the Harvard Savings Bank 401(k) Plan are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.          Other Expenses of Issuance and Distribution

                                                                                                          Amount(1)

         *        Registrant's Legal Fees and Expenses...............................                $      315,000
         *        Registrant's Accounting Fees and Expenses..........................                       106,860
         *        Conversion Agent and Data Processing Fees..........................                        15,000
         *        Marketing Agent Fees (1)...........................................                       180,000
         *        Marketing Agent Expenses (Including Legal Fees and Expenses).......                        60,000
         *        Appraisal Fees and Expenses........................................                        40,000
         *        Printing, Postage, Mailing and EDGAR Fees..........................                        70,000
         *        Filing Fees (OTS, IDFPR, FINRA and SEC)............................                        24,457
         *        Business Plan Fees and Expenses....................................                        21,000
         *        Financial Consulting Fees and Expenses.............................                        25,000
         *        Benefit Plans Restructuring Fees...................................                        10,000
         *        Other..............................................................                         2,683
                                                                                                     --------------
         *        Total .............................................................                $      870,000
                                                                                                     ==============

*    Estimated
(1) Harvard Illinois Bancorp, Inc. has retained Keefe, Bruyette & Woods, Inc. to assist in the sale of common stock on a best efforts basis in the offerings.

Item 14.  Indemnification of Directors and Officers

     Articles 10 and 11 of the Articles of Incorporation of Harvard Illinois Bancorp, Inc. (the "Corporation") set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

     ARTICLE 10. Indemnification, etc. of Directors and Officers.
     ------------------------------------------------------------

     A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article 10 or otherwise shall be on the Corporation.

     C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation's Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

     D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

     E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

     ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.  Recent Sales of Unregistered Securities

          Not Applicable.

Item 16.  Exhibits and Financial Statement Schedules:

     The exhibits and financial statement schedules filed as part of this registration statement are as follows:

         (a)      List of Exhibits

1.1 Engagement Letter between Harvard Savings, MHC and Keefe, Bruyette & Woods, Inc.*
1.2 Form of Agency Agreement between Harvard Savings, MHC, Harvard Illinois Financial Corporation, Harvard Savings
         Bank and Harvard Illinois Bancorp, Inc., and Keefe, Bruyette & Woods, Inc.*
2.1      Plan of Conversion and Reorganization*
2.2      Merger Agreement with Morris Building & Loan, s.b.*
3.1      Articles of Incorporation of Harvard Illinois Bancorp, Inc.*
3.2      Bylaws of Harvard Illinois Bancorp, Inc.*
4        Form of Common Stock Certificate of Harvard Illinois Bancorp, Inc.*
5 Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*
8        Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.*
10.1     Proposed Form of Employee Stock Ownership Plan*
10.2     Proposed Employment Agreement between Harvard Savings Bank and
         Duffield J. Seyller, III*
10.3     Proposed Employment Agreement between Harvard Savings Bank and
         Donn L. Claussen*
10.4 Proposed Form of Change in Control Agreement between Harvard Savings Bank and Richard J. Lipinsky*
10.5     Employment Agreement between Harvard Savings Bank and Donn L. Claussen*
10.6     Salary Continuation Agreement with Duffield J. Seyller, III*
10.7     Salary Continuation Agreement with Michael T. Neese *
10.8     Salary Continuation Agreement with Donn L. Claussen*
10.9     Split Dollar Life Insurance Agreement with Donn L. Claussen*
10.10    Form of Director Deferred Fee Agreements*
10.11    Form of 2009 Director Deferred Fee Agreement*
21       Subsidiaries of Registrant*
23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.
         (contained in Opinions included as Exhibits 5 and 8)*
23.2     Consent of BKD, LLP
23.3     Consent of RP Financial, LC.*
24       Power of Attorney (set forth on signature page)
99.1     Appraisal Agreement between Harvard Savings Bank and RP Financial, LC.*
99.2     Letter of RP Financial, LC. with respect to Subscription Rights*
99.3     Updated Appraisal Report of RP Financial, LC.**
99.4     Marketing Materials*
99.5     Stock Order and Certification Form*
99.6     Business Plan Agreement with Keller & Company, Inc.*
99.7 Conversion Agent Agreement between Keefe, Bruyette & Woods, Inc. and Harvard Savings, MHC*
99.8 Engagement Letter between Harvard Savings Bank and Donati Financial Services, Inc.*
-------------------------------

*        Previously filed.
** Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.

         (b)      Financial Statement Schedules

     No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The  undersigned  registrant  undertakes  that  in a  primary  offering  of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

          (ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Harvard, State of Illinois on February 9, 2010.


                                    HARVARD ILLINOIS BANCORP, INC.


                                    By:  /s/ Duffield J. Seyller, III
                                         -----------------------------------
                                         Duffield J. Seyller, III
                                         President and Chief Executive Officer
                                         (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Harvard Illinois Bancorp, Inc. (the "Company") hereby severally constitute and appoint Duffield J. Seyller, III as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Duffield J. Seyller, III may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company's common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Duffield J. Seyller, III shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


           Signatures                                   Title                                    Date
           ----------                                   -----                                    ----

/s/ Duffield J. Seyller, III            President, Chief Executive Officer                 February 9, 2010
--------------------------------        and Director (Principal Executive
Duffield J. Seyller, III

                                        Officer)


/s/ Donn Claussen                       Executive Vice President, Chief                    February 9, 2010
--------------------------------        Financial Officer and Director
Donn Claussen                           (Principal Financial And Accounting
                                        Officer)


/s/ Ronald M. Seeley                    Chairman of the Board                              February 9, 2010
--------------------------------
Ronald M. Seeley



/s/ Michael P. Feeney                   Director                                           February 9, 2010
--------------------------------
>Michael P. Feeney



/s/ John W. Rebhorn                     Director                                           February 9, 2010
-------------------------------
John W. Rebhorn



/s/ William D. Schack                   Director                                           February 9, 2010
-------------------------------
William D. Schack



/s/ Richard L. Walker                   Director                                           February 9, 2010
--------------------------------
Richard L. Walker

    As filed with the Securities and Exchange Commission on February 9, 2010


                                                   Registration No. 333-161931



                     ---------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     ---------------------------------------





                                    EXHIBITS
                                       TO
                      PRE-EFFECTIVE AMENDMENT NO. 3 TO THE
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-1








                         Harvard Illinois Bancorp, Inc.
                                Harvard, Illinois





                                  Volume 1 of 1

                                  EXHIBIT INDEX


1.1 Engagement Letter between Harvard Savings, MHC and Keefe, Bruyette & Woods, Inc.*
1.2      Form of Agency Agreement between Harvard Savings, MHC, Harvard
         Illinois Financial Corporation, Harvard Savings
         Bank and Harvard Illinois Bancorp, Inc., and Keefe, Bruyette & Woods, Inc.*
2.1      Plan of Conversion and Reorganization*
2.2      Merger Agreement with Morris Building & Loan, s.b.*
3.1      Articles of Incorporation of Harvard Illinois Bancorp, Inc.*
3.2      Bylaws of Harvard Illinois Bancorp, Inc.*
4        Form of Common Stock Certificate of Harvard Illinois Bancorp, Inc.*
5 Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*
8        Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.*
10.1     Proposed Form of Employee Stock Ownership Plan*
10.2     Proposed Employment Agreement between Harvard Savings Bank and
         Duffield J. Seyller, III*
10.3     Proposed Employment Agreement between Harvard Savings Bank and
         Donn L. Claussen*
10.4 Proposed Form of Change in Control Agreement between Harvard Savings Bank and Richard J. Lipinsky*
10.5     Employment Agreement between Harvard Savings Bank and Donn L. Claussen*
10.6     Salary Continuation Agreement with Duffield J. Seyller, III*
10.7     Salary Continuation Agreement with Michael T. Neese *
10.8     Salary Continuation Agreement with Donn L. Claussen*
10.9     Split Dollar Life Insurance Agreement with Donn L. Claussen*
10.10    Form of Director Deferred Fee Agreements*
10.11    Form of 2009 Director Deferred Fee Agreement*
21       Subsidiaries of Registrant*
23.1 Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8)*
23.2     Consent of BKD, LLP
23.3     Consent of RP Financial, LC.*
24       Power of Attorney (set forth on signature page)
99.1     Appraisal Agreement between Harvard Savings Bank and RP Financial, LC.*
99.2     Letter of RP Financial, LC. with respect to Subscription Rights*
99.3     Updated Appraisal Report of RP Financial, LC.**
99.4     Marketing Materials*
99.5     Stock Order and Certification Form*
99.6     Business Plan Agreement with Keller & Company, Inc.*
99.7     Conversion Agent Agreement between Keefe, Bruyette & Woods, Inc.
         and Harvard Savings, MHC*
99.8 Engagement Letter between Harvard Savings Bank and Donati Financial Services, Inc.*
-------------------------------
*        Previously filed.
** Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.

                                  EXHIBIT 23.2

                            [Letterhead of BKD, LLP]


            Consent of Independent Registered Public Accounting Firm



The Board of Directors
Harvard Savings, MHC
Harvard, Illinois


We hereby consent to the use in this Registration Statement on Form S-1 and the Application for Conversion of our report dated May 26, 2009, except for Notes 20, 21 and 22 as to which the date is December 23, 2009, relating to the financial statements of Harvard Savings, MHC, and to the reference to our Firm under the caption "Experts" in the Prospectus.

/sig/ BKD, LLP

Decatur, Illinois
February 9, 2010